Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-239887 on Form S-1 of our report dated March 11, 2020, relating to the financial statements of Ra Medical Systems, Inc., appearing in the Annual Report on Form 10-K of Ra Medical Systems, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

July 27, 2020